Exhibit 99.1

Inogen Announces Fourth Quarter and Full Year 2024 Financial Results

•
Results Reflect Strong Fourth Quarter 2024 Revenue Growth of 5.5%; Full-Year Revenue Growth of 6.4%
•
Company Provides 2025 Growth Outlook
•
Recently Announced Strategic Collaboration with Yuwell to Expand Product Portfolio, Global Reach

GOLETA, Calif., February 25, 2025 -- Inogen, Inc. (Nasdaq: INGN), a medical technology company offering innovative respiratory products for use in the homecare setting, today announced financial results for the quarter and the full year ended December 31, 2024.

“2024 was a stellar year for Inogen. With our new leadership team in place, we returned the Company to growth, achieved significant milestones, and made meaningful steps towards profitability,” said Kevin Smith, President and Chief Executive Officer. “With our leading portfolio of innovative respiratory care products, the pending introduction of Simeox in the U.S. and our recently announced collaboration with Yuwell, we believe we are well positioned to drive future growth, profitability and sustained success.”

Fourth Quarter 2024 Financial Results

Total revenue in the fourth quarter of 2024 increased 5.5% to $80.1 million from $75.9 million in the fourth quarter of 2023, primarily driven by higher demand and new customers in international and domestic business-to-business sales. This performance was partially offset by lower direct-to-consumer sales and lower rental revenue as a result of the Company’s initiatives to enhance overall profitability.

Total gross margin of 45.3% in the fourth quarter of 2024 improved from 37.1% in the comparable period in 2023, driven primarily by lower raw material costs and operational efficiencies.

Total operating loss of $11.4 million improved from a loss of $29.0 million in the fourth quarter of 2023. The year-over-year improvement was primarily due to material cost reductions and operational efficiencies, and a favorable comparison to the prior-year period which included certain acquisition-related and other one-time costs.

GAAP net loss for the fourth quarter of 2024 was $9.8 million compared to $26.6 million in the fourth quarter of 2023. Adjusted net loss for the fourth quarter of 2024 was $5.8 million, an improvement from adjusted net loss of $19.4 million in the fourth quarter of 2023.

Adjusted EBITDA was negative $3.6 million in the fourth quarter of 2024 compared to negative $17.3 million in the fourth quarter of 2023.

Cash, cash equivalents, and restricted cash were $117.4 million as of December 31, 2024, with no debt outstanding.

Full Year 2024 Financial Results

Total revenue in the full year 2024 increased 6.4% to $335.7 million from $315.7 million in 2023, primarily driven by higher demand and new customers in international and domestic business-to-business sales, partially offset by lower direct-to-consumer sales and rental revenue.

Total gross margin of 46.1% in the full year 2024 improved from 40.1% in the comparable period in 2023, driven primarily by lower raw material costs and operational efficiencies compared to the prior year period.

Total operating loss of $42.5 million in the full year 2024 improved from a loss of $109.4 million in the full year of 2023. The year-over-year improvement was primarily due to lower goodwill impairment, material cost reductions, and an increase in sales revenue.

GAAP net loss for the full year 2024 was $35.9 million compared to GAAP net loss of $102.4 million for the full year 2023. Adjusted net loss for the full year 2024 was $20.4 million, an improvement from adjusted net loss of $48.3 million in the full year 2023.

Adjusted EBITDA was negative $9.5 million for the full year 2024 compared to negative $37.8 million for the full year 2023.

Reconciliations of adjusted EBITDA and adjusted net loss for the three and twelve months ended December 31, 2024 and 2023 are provided in the financial schedules that are a part of this press release. An explanation of these non-GAAP financial measures is also included below under the heading “Reconciliation of U.S. GAAP to Non-GAAP Financial Measures.”

First Quarter and Full Year 2025 Financial Outlook

For the first quarter 2025, Inogen expects revenue in the range of $79 million to $81 million, reflecting 1% to 4% reported growth relative to the Company’s first quarter 2024 revenue.

For the full year 2025, Inogen expects revenue in the range of $352 million to $355 million, reflecting 5% to 6% growth relative to the Company’s 2024 revenue.

For the full year 2025, Inogen expects gross margin in the range of 43% to 45% of total revenue, reflecting channel mix shift and costs associated with the introduction of Simeox and Yuwell.

Yuwell Collaboration and Closing of Related Equity Investment

As previously announced, in January 2025, the Company entered into a strategic collaboration with Jiangsu Yuyue Medical Equipment & Supply Co., Ltd. (“Yuwell”). In connection with the strategic collaboration, the Company entered into a Securities Purchase Agreement with Yuwell (Hong Kong) Holdings Limited, a wholly-owned subsidiary of Yuwell, pursuant to which the subsidiary agreed to purchase 2,626,425 shares of the Company’s common stock, par value $0.001 per share, for an aggregate purchase price of approximately $27.2 million. The equity investment closed on February 21, 2025. Following the closing of the equity investment, Yuwell holds approximately 9.9% of the Company’s outstanding common stock.

Quarterly Conference Call Information

On Tuesday, February 25, 2025, the Company will host a conference call at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time.

Individuals interested in listening to the conference call may do so by dialing:

US domestic callers (877) 841-3961
Non-US callers (201) 689-8589

Please reference Inogen to join the call. A live audio webcast and archived recording of the conference call will be available to all interested parties through the News / Events page on the Inogen Investor Relations website. This webcast will also be archived on the website for 6 months.

A replay of the call will be available approximately three hours after the live webcast ends and will be accessible through March 4, 2025. To access the replay, dial (877) 660-6853 or (201) 612-7415 and reference Conference ID: 13750589.

Inogen has used, and intends to continue to use, its Investor Relations website, http://investor.inogen.com/, as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

About Inogen

Inogen, Inc. (Nasdaq: INGN) is a leading global medical technology company offering innovative respiratory products for use in the homecare setting. Inogen supports patient respiratory care by developing, manufacturing, and marketing innovative best-in-class respiratory therapy devices used to deliver care to patients suffering from chronic respiratory conditions. Inogen partners with patients, prescribers, home medical equipment providers, and distributors to make its respiratory therapy products widely available, allowing patients the chance to manage the impact of their disease.

For more information, please visit www.inogen.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this communication that are not historical facts, including, but not limited to, statements regarding Inogen’s future business plans, market opportunities, financial outlook, growth strategies, and anticipated operational results, are forward-looking statements. Words such as “aims,” “believes,” “anticipates,” “plans,” “expects,” “will,” “intends,” “potential,” “possible,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from currently anticipated results, including but not limited to, risks and uncertainties relating to the potential benefits of Inogen’s collaboration with Yuwell; market acceptance of its products; competition; its sales, marketing and distribution capabilities; its planned sales, marketing, and research and development activities; and risks associated with international operations. For a detailed discussion of these and other risks that could impact Inogen’s operations and financial performance, please refer to the “Risk Factors” section of its Annual Report on Form 10-K for the period ended December 31, 2023, its Quarterly Reports on Form 10-Q for the calendar quarters ended March 31, 2024, June 30, 2024, and September 30, 2024 and in its other filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. Inogen disclaims any obligation to update these forward-looking statements except as may be required by law.

Non-GAAP Financial Measures

Inogen has presented certain financial information in accordance with U.S. GAAP and also on a non-GAAP basis for the three and twelve months ended December 31, 2024, and December 31, 2023. Management believes that non-GAAP financial measures, taken in conjunction with U.S. GAAP financial measures, provide useful information for both management and investors by excluding certain non-cash and other expenses that are not indicative of Inogen’s core operating results. Management uses non-GAAP measures to compare Inogen’s performance relative to forecasts and strategic plans, to benchmark Inogen’s performance externally against competitors, and for certain compensation decisions. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of Inogen's operating results as reported under U.S. GAAP. Inogen encourages investors to carefully consider its results under U.S. GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Reconciliations between U.S. GAAP and non-GAAP results are presented in the accompanying tables of this release.

Contact
ir@inogen.net

Consolidated Statements of Comprehensive Loss

(unaudited)

(amounts in thousands, except share and per share amounts)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2024	2023	2024	2023
Revenue
Sales revenue	$66,307	$59,404	$278,756	$251,607
Rental revenue	13,774	16,492	56,949	64,053
Total revenue	80,081	75,896	335,705	315,660
Cost of revenue
Cost of sales revenue	35,499	39,936	148,655	158,636
Cost of rental revenue, including depreciation of $3,038 and $3,213 for the three months ended and $12,592 and $12,893 for the twelve months ended, respectively	8,293	7,802	32,309	30,325
Total cost of revenue	43,792	47,738	180,964	188,961
Gross profit	36,289	28,158	154,741	126,699
Operating expense
Research and development	5,898	6,714	21,610	20,840
Sales and marketing	24,155	25,653	103,069	107,091
General and administrative	17,622	24,773	72,578	75,260
Impairment charges	—	—	—	32,894
Total operating expense	47,675	57,140	197,257	236,085
Loss from operations	(11,386)	(28,982)	(42,516)	(109,386)
Other income (expense)
Interest income, net	1,413	1,602	5,190	6,574
Other income (expense)	(114)	292	850	468
Total other income, net	1,299	1,894	6,040	7,042
Loss before provision (benefit) for income taxes	(10,087)	(27,088)	(36,476)	(102,344)
Provision (benefit) for income taxes	(330)	(533)	(588)	105
Net loss	(9,757)	(26,555)	(35,888)	(102,449)
Other comprehensive income (loss), net of tax
Change in foreign currency translation adjustment	(2,923)	1,933	(2,590)	1,358
Change in net unrealized losses on foreign currency hedging	(324)	(78)	(324)	—
Less: reclassification adjustment for net gains included in net loss	324	25	324	—
Total net change in unrealized losses on foreign currency hedging	—	(53)	—	—
Change in net unrealized gains (losses) on marketable securities	(297)	(72)	(136)	110
Total other comprehensive income (loss), net of tax	(3,220)	1,808	(2,726)	1,468
Comprehensive loss	$(12,977)	$(24,747)	$(38,614)	$(100,981)

Basic net loss per share attributable to common stockholders (1)	$(0.41)	$(1.14)	$(1.52)	$(4.42)
Diluted net loss per share attributable to common stockholders (1) (2)	$(0.41)	$(1.14)	$(1.52)	$(4.42)
Weighted-average number of shares used in calculating net loss per share attributable to common stockholders:
Basic shares of common stock	23,846,666	23,313,495	23,654,395	23,176,098
Diluted shares of common stock	23,846,666	23,313,495	23,654,395	23,176,098

(1)
Reconciliations of net loss attributable to common stockholders basic and diluted can be found in Inogen’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 to be filed with the Securities and Exchange Commission.
(2)
Due to a net loss for the three and twelve months ended December 31, 2024 and December 31, 2023, diluted loss per share is the same as basic.

Consolidated Balance Sheets

(unaudited)

(amounts in thousands, except share and per share amounts)

	December 31,	December 31,
	2024	2023
Assets
Current assets
Cash and cash equivalents	$113,795	$125,492
Marketable securities	—	2,979
Restricted cash	3,620	—
Accounts receivable, net	29,563	42,241
Inventories, net	24,812	21,840
Income tax receivable	538	669
Prepaid expenses and other current assets	13,123	13,846
Total current assets	185,451	207,067
Property and equipment, net	44,400	50,316
Goodwill	9,465	10,057
Intangible assets, net	30,493	34,591
Operating lease right-of-use asset	18,295	20,338
Other assets	8,081	3,825
Total assets	$296,185	$326,194
Liabilities and stockholders' equity
Current liabilities
Accounts payable and accrued expenses	$27,153	$30,142
Accrued payroll	17,189	11,066
Warranty reserve - current	9,736	9,628
Operating lease liability - current	2,812	3,653
Earnout liability	13,000	10,000
Deferred revenue - current	6,654	7,980
Income tax payable	142	27
Total current liabilities	76,686	72,496
Long-term liabilities
Warranty reserve - noncurrent	16,350	13,850
Operating lease liability - noncurrent	16,594	18,270
Deferred revenue - noncurrent	5,747	8,227
Deferred tax liability	6,948	8,539
Total liabilities	122,325	121,382
Stockholders' equity
Common stock	24	23
Additional paid-in capital	328,174	320,513
Accumulated deficit	(152,837)	(116,949)
Accumulated other comprehensive income (loss)	(1,501)	1,225
Total stockholders' equity	173,860	204,812
Total liabilities and stockholders' equity	$296,185	$326,194

Condensed Consolidated Cash Flow

(unaudited)

(amounts in thousands)

	Years Ended December 31,
	2024	2023
Cash flows from operating activities
Net loss	$(35,888)	$(102,449)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	21,004	18,152
Loss on rental units and other assets	4,535	4,508
Gain on sale of former rental assets	(165)	(84)
Provision for sales revenue returns and doubtful accounts	10,890	10,730
Provision for inventory losses	233	2,691
Loss on purchase commitments	448	2,057
Stock-based compensation expense	7,397	7,427
Deferred income taxes	(1,150)	(251)
Change in fair value of earnout liability	3,000	6,822
Impairment charges	—	32,894
Changes in operating assets and liabilities	(4,390)	14,269
Net cash provided by (used in) operating activities	5,914	(3,234)
Cash flows from investing activities
Purchases of available-for-sale securities	(32,657)	(26,869)
Maturities of available-for-sale securities	35,500	24,000
Investment in intangible assets	(2,090)	(494)
Investment in property and equipment	(3,360)	(5,218)
Production and purchase of rental equipment	(11,643)	(21,299)
Proceeds from sale of former assets	275	198
Acquisition of business, net of cash acquired	—	(29,633)
Net cash used in investing activities	(13,975)	(59,315)
Cash flows from financing activities
Proceeds from stock options exercised	—	384
Proceeds from employee stock purchases	811	1,094
Payment of employment taxes related to release of restricted stock	(546)	(518)
Net cash provided by financing activities	265	960
Effect of exchange rates on cash	(281)	67
Net decrease in cash, cash equivalents and restricted cash	$(8,077)	$(61,522)

Supplemental Financial Information

(unaudited)

(in thousands, except units and patients)

	Three months ended December 31,		Change 2024 vs. 2023		Constant Currency Change
Revenue by region and category	2024	2023	$	%	%
Business-to-business domestic sales	$22,397	$18,051	$4,346	24.1%	24.1%
Business-to-business international sales	28,313	21,524	6,789	31.5%	28.2%
Direct-to-consumer domestic sales	15,597	19,829	(4,232)	-21.3%	-21.3%
Direct-to-consumer domestic rentals	13,774	16,492	(2,718)	-16.5%	-16.5%
Total revenue	$80,081	75,896	4,185	5.5%	4.6%
Additional financial measures
Units Sold	38,400	34,100
Net rental patients as of period-end	51,000	51,900

	Twelve months ended December 31,		Change 2024 vs. 2023		Constant Currency Change
Revenue by region and category	2024	2023	$	%	%
Business-to-business domestic sales	$83,555	$66,196	$17,359	26.2%	26.2%
Business-to-business international sales	117,207	89,401	27,806	31.1%	30.2%
Direct-to-consumer domestic sales	77,994	96,010	(18,016)	-18.8%	-18.8%
Direct-to-consumer domestic rentals	56,949	64,053	(7,104)	-11.1%	-11.1%
Total revenue	$335,705	315,660	20,045	6.4%	6.1%
Additional financial measures
Units Sold	157,500	130,500
Net rental patients as of period-end	51,000	51,900

Reconciliation of U.S. GAAP to Non-GAAP Financial Measures

(unaudited)

(in thousands)

	Three months ended		Twelve months ended
	December 31,		December 31,
Non-GAAP EBITDA and Adjusted EBITDA	2024	2023	2024	2023
Net loss (GAAP)	$(9,757)	$(26,555)	$(35,888)	$(102,449)
Non-GAAP adjustments:
Interest income, net	(1,413)	(1,602)	(5,190)	(6,574)
Provision (benefit) for income taxes	(330)	(533)	(588)	105
Depreciation and amortization	5,080	5,144	21,004	18,152
EBITDA (non-GAAP)	(6,420)	(23,546)	(20,662)	(90,766)
Stock-based compensation	1,693	(1,057)	7,397	7,427
Acquisition-related expenses	—	432	784	2,413
Restructuring-related and other charges	—	—	—	3,426
Impairment charges	—	—	—	32,894
Change in fair value of earnout liability	1,170	6,822	3,000	6,822
Adjusted EBITDA (non-GAAP)	$(3,557)	$(17,349)	$(9,481)	$(37,784)

	Three months ended December 31,
	Net Loss		Diluted EPS
Non-GAAP Adjusted Net Loss and Diluted EPS	2024	2023	2024	2023
Financial Results (GAAP)	$(9,757)	$(26,555)	$(0.41)	$(1.14)
Non-GAAP adjustments:
Amortization of intangibles	1,103	918
Stock-based compensation	1,693	(1,057)
Acquisition-related expenses	—	432
Change in fair value of earnout liability	1,170	6,822
Adjusted	$(5,791)	$(19,440)	$(0.24)	$(0.83)

	Twelve months ended December 31,
	Net Loss		Diluted EPS
Non-GAAP Adjusted Net Loss and Diluted EPS	2024	2023	2024	2023
Financial Results (GAAP)	$(35,888)	$(102,449)	$(1.52)	$(4.42)
Non-GAAP adjustments:
Amortization of intangibles	4,330	1,202
Stock-based compensation	7,397	7,427
Acquisition-related expenses	784	2,413
Restructuring-related and other charges (1)	—	3,426
Impairment charges	—	32,894
Change in fair value of earnout liability	3,000	6,822
Adjusted	$(20,377)	$(48,265)	$(0.86)	$(2.08)

(1)
Charges represent the costs associated with workforce reductions and other restructuring-related activities.